AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 1997

                        REGISTRATION NO. 333-___________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               MERIDIAN DATA, INC.
                             ----------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 CALIFORNIA                           77-0188708
                 ----------                           ----------
      (STATE OF OTHER JURISDICTION OF      (I.R.S. EMPLOYER IDENTIFICATION NO.)
       INCORPORATION OR ORGANIZATION)

                            5615 SCOTTS VALLEY DRIVE
                         SCOTTS VALLEY, CALIFORNIA 95066
                         -------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES,
                                    ZIP CODE)

                            1997 INCENTIVE STOCK PLAN
                            -------------------------
                             (FULL TITLE OF THE PLAN)


                              GIANLUCA U. RATTAZZI
                              --------------------
                       PRESIDENT, CHIEF EXECUTIVE OFFICER
                                  AND DIRECTOR

                               MERIDIAN DATA, INC.
                            5615 SCOTTS VALLEY DRIVE
                         SCOTTS VALLEY, CALIFORNIA 95066
                                 (408) 438-3100
                         -------------------------------
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                            ROBERT D. BROWNELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304

                         CALCULATION OF REGISTRATION FEE
-------------------------- --------------------------- ---------------------------- ----------------------- ------------------------
 TITLE OF SECURITIES TO     AMOUNT TO BE REGISTERED     PROPOSED MAXIMUM OFFERING      PROPOSED MAXIMUM      AMOUNT OF REGISTRATION
      BE REGISTERED                                        PRICE PER SHARE (1)        AGGREGATE OFFERING               FEE
                                                                                            PRICE
-------------------------- --------------------------- ---------------------------- ----------------------- ------------------------
Common Stock (no par
value per share)                   900,000                      $3.813                    $3,431,700                  $1,040.00
-------------------------- --------------------------- ---------------------------- ----------------------- ------------------------

(1) Calculated solely for the purpose of determining the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market System on May 19, 1997 in accordance with Rule 457(h)(1).

                                  PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Meridian Data, Inc. (the "Company") with the Securities and Exchange Commission:

                  (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act").

                  (2) The Company's Quarterly Report of Form 10-Q for the quarter ended March 31, 1997, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act").

                  (2) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed February 5, 1993, pursuant to Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Company has adopted provisions in its Articles of Incorporation that eliminate the personal liability of its directors for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and that authorize the Company to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

                  The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. The Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the California Corporations Code. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. The Company believes that its Articles of Incorporation and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

         ITEM 8.  EXHIBITS.

           EXHIBIT
           NUMBER    DESCRIPTION
           ------    -----------------------------------------------------------
           5.1       Opinion of counsel as to legality of securities
                     being registered.

           23.1      Consent of Price Waterhouse LLP, Independent Accountants.

           23.2      Consent of Counsel (contained in Exhibit 5.1).

           24.1      Power of Attorney (see page 7).

         ITEM 9.  UNDERTAKINGS.

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being make, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the California
         Corporations Code, the Company's Certificate of Incorporation, the Company's Bylaw provisions or the Company's indemnification agreements, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable, In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotts Valley, State of California, on this 19th day of May 1997.


                                  MERIDIAN DATA, INC.


                                  By:  /s/ Gianluca U. Rattazzi
                                           Gianluca U. Rattazzi
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

                           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gianluca U. Rattazzi and Erik E. Miller jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signatures                  Title                       Date

         /s/ Charlie Bass            Chairman of the Board       May 21, 1997
             CHARLIE BASS            of Directors

         /s/ Gianluca U. Rattazzi    President, Chief Executive  May 21, 1997
             GIANLUCA U. RATTAZZI    Officer and Director

         /s/ Erik E. Miller          Senior Vice President,      May 21, 1997
             ERIK E. MILLER          Finance and Chief
                                     Financial Officer
                                     (Principal Financial
                                     and Accounting Officer)

         /s/ Peter R. Johnson        Director                    May 21, 1997
             PETER R. JOHNSON

         /s/ Mario M. Rosati         Director                    May 21, 1997
             MARIO M. ROSATI

         /s/ Pierluigi Zappacosta    Director                    May 21, 1997
             PIERLUIGI ZAPPACOSTA

                                INDEX TO EXHIBITS

           Exhibit Number   Description of Document                         Page
           --------------   ------------------------------------            ----
           5.1              Opinion of counsel as to legality of
                            securities being registered.                     E-2

           23.1             Consent of Price Waterhouse LLP,
                            Independent Accountants.                         E-3

           23.2             Cosent of counsel (contained in                  E-2
                            Exhibit 5.1).

           24.1             Power of Attorney (see page 7).                    7

                                       E-2
                                                                     EXHIBIT 5.1

                                  May 21, 1997

         Meridian Data, Inc.
         5615 Scotts Valley Drive
         Scotts Valley, California 95066

         RE:      REGISTRATION STATEMENT ON FORM S-8

         Ladies and Gentlemen:

                           We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Meridian Data, Inc., a California corporation (the "Registrant" or "you"), with the
         Securities and Exchange Commission on or about May 21, 1997, in connection with the registration under the Securities Act of 1933, as amended, of shares of your Common Stock, no par value (the "Shares"), reserved for issuance pursuant to the 1997 Incentive Stock Plan (the "Plan"). As your legal counsel in connection with this transaction, we have reviewed the proceedings taken by you in connection with the issuance and sale of the Shares pursuant to the Plan.

                           It is our opinion that, when issued and sold in the manner described in the Plan and pursuant to the agreements that accompany each grant under the Plan, the Shares will be legally and validly issued, fully-paid and non-assessable.

                           We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.


                                          Very truly yours,

                                           WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation

                                           /s/ WILSON SONSINI GOODRICH & ROSATI

                                       E-3
                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 1997, appearing in the 1996 Annual Report of Meridian Data, Inc. on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K.




PRICE WATERHOUSE LLP
San Jose, California
May 19, 1997